SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   May 3, 2005

                             MFB Corp.
              (Exact Name of Registrant as Specified in Its Charter)

                      Indiana                                     0-23374
(State or Other Jurisdiction of Incorporation)        (Commission File Number)
                     35-1907258
        (IRS Employer Identification No.)

                        4100 Edison Lakes Parkway, Suite 300,
                          P.O. Box 528, Mishawaka, Indiana 46546
                   (Address of Principal Executive Offices)(Zip Code)

                                     (574) 277-4200
                   (Registrant's Telephone Number, Including Area Code)

              (Former Name or Former Address, if Changed Since Last Report)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
 (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
 (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officer

Mishawaka, Indiana -- MFB Corp. (NASDAQ/MFBC), (the "Company"), parent company of MFB Financial (the "Bank") based in Mishawaka, Indiana, announced today that Thomas J. Flournoy has resigned from his position as Vice President and Chief Financial Officer of the Company to pursue a similar opportunity in Atlanta, Georgia that allows him to return to his birthplace, a warmer climate and to be closer to his extended family. Mr. Flournoy will remain with the organization through the end of this month.

Commenting on this change Mr. Charles J. Viater, the Company's President and Chief Executive Officer, said "We want to thank Tom for the important contributions he has made to our organization over the years and wish him well as he returns to his Georgia home. Although disappointed that he will be leaving the MFB family, we are pleased that he has this opportunity to realize his personal aspirations."

The Company also announced that Terry L. Clark will assume the duties of the Company's principal financial officer, pending the appointment of a permanent chief financial officer. Mr. Clark, a certified public accountant, has over 14 years of banking and public accounting experience and is currently the Bank's Controller. The process of conducting a search to find a permanent replacement for Mr. Flournoy will begin immediately according to Mr. Viater.









                                   SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Date:  May 3, 2005                                MFB Corp.

                                                  By:   /s/ Charles J. Viater
                                                        Charles J. Viater,
                                                        President and CEO